UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 13, 2014

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 13, 2014, Advent Software, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”) and TPG VI April Holdings, LP (the “Selling Stockholder”), pursuant to which the Selling Stockholder agreed to sell an aggregate of 3,750,000 shares of common stock (the “Shares”), par value $0.01 per share, of the Company to the Underwriter (the “Offering”). The Offering is expected to close on August 19, 2014, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated August 13, 2014, to the prospectus, dated August 13, 2014, included in the Company’s registration statement on Form S-3 (File No. 333-198114), which was filed with the Securities and Exchange Commission on August 13, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholder to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the form of Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

ITEM 8.01 – Other Events.

On August 13, 2014, the Company issued a press release related to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1	Underwriting Agreement dated August 13, 2014

99.1	Press release dated August 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 15, 2014

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement dated August 13, 2014

99.1	Press release dated August 13, 2014